EXHIBIT 32.2

CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of CN Bancorp, Inc. (the “Company”) certifies that to the best of his knowledge the accompanying Annual Report on Form 10-KSB of the Company for the year ended December 31, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and information contained in that Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael T. Storm

Michael T. Storm
Chief Financial Officer
March 6, 2007

This certification is made solely for the purpose of 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-KSB or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.